Exhibit 99.1

NUCRYST announces 2009 first quarter financial results

Princeton, New Jersey - May 6, 2009 - NUCRYST Pharmaceuticals Corp., a developer and manufacturer of medical products that fight infection and inflammation, today announced its financial results for the first quarter of 2009.

For the quarter ended March 31, 2009, NUCRYST reported a net loss of $1.1 million, or $0.06 cents per share, on revenues of $4.1 million. This compares to a net loss of $2.2 million, or $0.12 cents per share, on revenues of $5.2 million in the first quarter of 2008.

At March 31, 2009, NUCRYST had $8.4 million in cash and cash equivalents, compared to $23.4 million at December 31, 2008. In the first quarter of 2009, NUCRYST completed a $14.7 million, or $0.80 per share, cash distribution to NUCRYST shareholders.

“With the return of capital to our shareholders in the first quarter of 2009, we are taking the necessary steps to reduce our cost structure to an appropriate level,” said David B. Holtz, Interim President and Chief Executive Officer, and Chief Financial Officer of NUCRYST. “We remain focused on driving the Company towards a sustainable level of profitability while continuing to explore strategic alternatives for the business.”

First quarter financial analysis

NUCRYST’s total revenue which consists of wound care product revenues less the manufacturing cost rebate for the first quarter of 2009 decreased to $4.1 million compared to $5.2 million in the first quarter of 2008.  The decline was due to lower product shipments in the first quarter of 2009 and lower royalty revenues as a result of lower US dollar sales of Acticoat™ reported by Smith & Nephew plc.  Smith & Nephew’s reported Acticoat™ sales were negatively impacted by the strengthening U.S. dollar.

Gross margin on product revenues was 46% in the first quarter of 2009, compared to 21% in the first quarter of 2008.  The improvement is primarily the result of cost reductions achieved through manufacturing efficiency programs NUCRYST initiated late in 2007.  NUCRYST recognizes manufacturing revenue when NUCRYST ships product to Smith & Nephew and recognizes royalty income when Smith & Nephew sells Acticoat™ products to its customers. Consequently, NUCRYST’s gross margin percent may vary from period to period due to differences in timing of product shipments to Smith & Nephew and when Smith & Nephew sells product to its customers.

Research and development spending in the first quarter of 2009 totaled $0.8 million compared to $1.5 million in first quarter of 2008. NUCRYST completed the closure of its Wakefield, Massachusetts research operations in the fourth quarter of 2008. NUCRYST has also eliminated spending on several development programs until commercialization partners are secured for these programs.

General and administrative costs in the first quarter of 2009 totaled $2.6 million compared to $2.5 million in the first quarter of 2008 as severance costs and other administrative transition items offset costs reductions achieved in the quarter through staff reductions and lower facility-related costs.

Other income and expenses for the first quarter of 2009 included foreign exchange gains of $0.4 million compared to foreign exchange gains of $0.6 million in the first quarter of 2008. The changes in the U.S. dollar and Canadian dollar exchange rate resulted in unrealized currency gains on our U.S. dollar working capital amounts held by our Canadian operations.  All of our revenues from Smith & Nephew are received in U.S. dollars.

A conference call regarding NUCRYST’s 2009 first quarter results is set for today at 9 a.m. EST. To participate, please call the toll-free number 1-800-814-4861. To listen to the call live on the Internet, please go to http://www.nucryst.com/web_casts.htm.

[Financial Tables to Follow]

About NUCRYST Pharmaceuticals Corp.

NUCRYST Pharmaceuticals Corp. (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using SILCRYST™, its patented atomically disordered nanocrystalline silver technology.  NUCRYST licensed world-wide rights for SILCRYST™ wound care coating products to Smith & Nephew plc, which markets these products in over 30 countries under their Acticoat™ trademark.  NUCRYST has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101, for use in medical devices and as an active pharmaceutical ingredient.

A more detailed discussion of NUCRYST’s 2009 first quarter results will be available in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 which will be available at www.sec.gov and www.sedar.com when filed.  NUCRYST filings are also available at www.nucryst.com/Regulatory_Filings.htm.

For more information, contact:
David B. Holtz
Interim President and Chief Executive Officer
Chief Financial Officer
NUCRYST Pharmaceuticals Corp.
609-228-8210

David Wills / Gillian McArdle
Investor Relations
416-504-8464
info@nucryst.com

All amounts in U.S. dollars
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
Acticoat™ is a trademark of Smith & Nephew plc

The financial results in this news release are unaudited, and are not a complete disclosure of our quarterly or results. This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward-looking statements”). Forward-looking statements in this news release include, but are not limited to, statements about: our strategy, future operations, prospects and plans of management and our ability to achieve operating efficiencies and cost reductions. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: future shareholder actions with respect to our capitalization and strategic direction; the performance of the stock markets generally; our ability to satisfy regulatory and stock exchange standards and requirements to maintain our exchange listings; the uncertainty of our future operating results, which are likely to fluctuate; our reliance on and ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; our ability to achieve and sustain cost savings and operating efficiencies sufficient to substantially offset the manufacturing cost rebate we have agreed to pay Smith & Nephew; our ability to retain skilled and experienced personnel; the availability, timing or likelihood of regulatory filings and approvals for our new products and our ability to maintain regulatory compliance with respect to our existing products; our ability to establish successful commercialization programs, through corporate collaborations or otherwise, for our NPI 32101 barrier cream and other development programs; the impact of delays and challenges with new product introductions, the impact of new product introductions on the sales of existing products; changes in currency exchange rates; changes in regulation or tax laws applicable to us; changes in general economic and capital market conditions; other risks and uncertainties that have not been identified at this time; and management’s response to these factors.  Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements in this release, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

NUCRYST PHARMACEUTICALS CORP.
Financial Highlights
(unaudited)
(thousands of U.S. dollars except share and per share data)

	Three Months Ended March 31
Condensed Consolidated Statements of Operations	2009	2008

Revenue	$4,149	$5,189
Operating expenses:
Cost of goods sold	2,233	4,100
Research and development	749	1,487
General and administrative	2,628	2,488
Total operating expenses	5,610	8,075
Loss from operations	(1,461)	(2,886)
Other income/(expenses)	385	708
Net pre-tax income/(loss)	(1,076)	(2,178)
Income tax expense	-	2
Net income/(loss)	$(1,076)	$(2,180)
Basic and diluted net loss per common share	$(0.06)	$(0.12)
Dilutive weighted average common shares outstanding	18,321,864	18,370,092

	Three Months Ended March 31
Additional Revenue and Gross Margin Details	2009	2008
Revenue
Wound care product revenue	$5,274	$6,314
Manufacturing cost rebate	(1,125)	(1,125)
Total revenue	$4,149	$5,189
Cost of goods sold	2,233	4,100
Gross margin	$1,916	$1,089
Gross margin % of total revenue	46%	21%

Selected Consolidated Balance Sheet Data	March 31 2009	December 31 2008
Cash and cash equivalents	$8,412	$23,388
Current assets	16,150	31,751
Total assets	25,451	41,800
Current liabilities	2,973	2,949
Non-current liabilities	459	495
Shareholders' equity	22,019	38,356